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                                                                   EXHIBIT 99.2


[Reliant Resources, Inc. Logo]

FOR FURTHER INFORMATION:            SANDY FRUHMAN (MEDIA)     (713) 497-3123
                                    DENNIS BARBER (INVESTORS) (713) 497-3042

FOR IMMEDIATE RELEASE:              JUNE 17, 2003


                 RELIANT RESOURCES TO OFFER SENIOR SECURED NOTES
                    AND CONVERTIBLE SENIOR SUBORDINATED NOTES

HOUSTON, TX - Reliant Resources, Inc. (NYSE: RRI) announced today that it is launching a private placement of $350 million of senior secured notes maturing in 2010 and $200 million of convertible senior subordinated notes maturing in 2010, in each case subject to market and other customary conditions.

The company intends to use the proceeds from the offering of senior secured notes to repay indebtedness under its existing credit facility. The company intends to use the proceeds from the offering of convertible senior subordinated notes to repay indebtedness under its existing credit facility and for general corporate purposes or for the possible acquisition of Texas Genco Holdings, Inc.

The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and, in the case of the senior secured notes only, outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or a solicitation of any offer to buy such notes and is issued pursuant to Rule 135c under the Securities Act.

Reliant Resources, Inc., based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to approximately 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Its wholesale business includes approximately 22,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. The company also has nearly 3,500 megawatts of power generation in operation in Western Europe. For more information, visit our web site at www.reliantresources.com.

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This news release contains "forward-looking statements." Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook" and other similar words .. However, the absence of these words does not mean that the statements are not forward-looking. We have based our forward-looking statements on management's beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the integration of recent acquisitions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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